UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2016

ALBIREO PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33451	90-0136863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Milk Street, 16th Floor Boston, Massachusetts	02109
(Address of principal executive offices)	(Zip Code)

(857) 415-4774

Registrant’s telephone number, including area code

Biodel Inc.

100 Saw Mill Road

Danbury, Connecticut 06810

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Transaction

On November 3, 2016, Albireo Pharma, Inc., formerly known as “Biodel Inc.” (the “Company”), completed its business combination with Albireo Limited (together with its direct and indirect subsidiaries, as applicable, “Albireo”) in accordance with the terms of the Amended and Restated Share Exchange Agreement, dated as of July 13, 2016 (the “Exchange Agreement”), by and among the Company, Albireo and the shareholders and noteholders of Albireo. Pursuant to the Exchange Agreement, each holder of Albireo shares or notes convertible into Albireo shares sold their shares of Albireo for newly issued shares of the Company’s common stock (the “Transaction”) and, as a result, Albireo became a wholly owned subsidiary of the Company. Also on November 3, 2016, in connection with, and prior to completion of, the Transaction, the Company effected a 1-for-30 reverse stock split of its common stock (the “Reverse Stock Split”) and, following the completion of the Transaction, changed its name to “Albireo Pharma, Inc.” Following the completion of the Transaction, the business of the Company became the business conducted by Albireo, which is a biopharmaceutical company focused on the development and commercialization of novel bile acid modulators to treat orphan pediatric liver diseases and other liver and gastrointestinal diseases and disorders. Unless otherwise noted, all references to share amounts in this Current Report on Form 8-K reflect the Reverse Stock Split.

Under the terms of the Exchange Agreement, at the closing of the Transaction (the “Closing”), the Company issued an aggregate of 4,156,449 shares of its common stock to Albireo shareholders, based on an exchange ratio of 0.06999 shares of the Company’s common stock for each Albireo ordinary share outstanding immediately prior to the Closing. The exchange ratio was determined through arms-length negotiations between the Company and Albireo.

Pursuant to the Exchange Agreement, immediately prior to the Closing, certain existing investors in Albireo purchased $10.0 million of Albireo’s Series C voting preference shares (the “Albireo Series C Investment”). The Series C voting preference shares converted into ordinary shares of Albireo, which were then exchanged for shares of the Company’s common stock in the Transaction.

Immediately following the Reverse Stock Split and the Closing, there were approximately 6,294,725 shares of the Company’s common stock outstanding, and the former Albireo shareholders beneficially owned approximately 4,156,449 outstanding shares, or 66.0%, of the Company’s common stock outstanding. The officers and directors of the Company prior to the Closing are subject to lock-up agreements and all of the former Albireo shareholders (now stockholders of the Company) are subject to lock-up provisions in the Exchange Agreement. Pursuant to the lock-up restrictions, the officers and directors of the Company prior to the Closing and the former Albireo shareholders have agreed, except in limited circumstances, not to offer, pledge, sell or otherwise transfer or dispose of, directly or indirectly, or engage in swap or similar transactions with respect to, shares of the Company’s common stock, including, as applicable, shares received in the Transaction, other than an aggregate of approximately 679,515 shares of the Company’s common stock tying back to the Albireo Series C Investment, for a period of 180 days following the Closing.

In addition, effective upon the Closing, the holders of unexercised Albireo stock options or warrants immediately prior to the Closing (excluding Albireo’s lender) were issued replacement stock options (“Replacement Options”) to purchase an aggregate of 351,545 shares of the Company’s common stock.

The Company’s common stock, which is listed on The NASDAQ Capital Market, traded through the close of business on Thursday, November 3, 2016 under the ticker symbol “BIOD,” and continues trading on The NASDAQ Capital Market, on a post-Reverse Stock Split adjusted basis, under the ticker symbol “ALBO” beginning on Friday, November 4, 2016. The Company’s common stock is represented by a new CUSIP number, 01345P106.

The foregoing description of the Exchange Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The information set forth in Item 5.02 regarding the indemnification agreements is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 17, 2014, Albireo entered into a loan facility agreement with Kreos Capital IV (UK) Limited (“Kreos”) enabling Albireo to borrow up to $7.3 million (€6.0 million). The loan facility has a term of 36 months, with principal and interest payable monthly after an initial six-month interest-only period. Interest accrues at an annual rate of 11.5%. In addition, Albireo is required to make an end-of-loan payment equal to 1.25% of the amounts borrowed from Kreos. On the date of the agreement, Albireo borrowed the full $7.3 million (€6.0 million). In February 2016, Albireo and Kreos amended the loan facility to reduce principal repayments for a period of six months. In May 2016, Albireo and Kreos entered into a supplemental deed (the “Kreos Supplemental Deed”) which provided that the loan facility would, subject to the satisfaction of specified conditions, be further amended and restated in connection with the Transaction (the “Amended Kreos Loan Facility”). As of June 30, 2016, the outstanding balance due on the loan facility, including interest and the end-of-loan payment, was $5.7 million (€5.1 million).

Pursuant to the terms of the Amended Kreos Loan Facility, subject to certain exceptions, Albireo and certain members of its group (the “Albireo Group”) cannot engage in specified transactions unless certain conditions are met or Albireo receives the prior approval of Kreos. These transactions include disposing of business or certain assets; entering into licensing arrangements regarding the Albireo Group’s intellectual property, other than on an arms’ length basis in the ordinary course of business where the proceeds of an arrangement are used for the business; certain changes to the Albireo Group’s business or ownership; incurring additional debt or liens or making payments on other debt; making certain investments and declaring dividends; being acquired by or merging with another entity (but expressly excluding the Transaction); engaging in some transactions with affiliates; or encumbering intellectual property.

On November 4, 2016, as contemplated by the Kreos Supplemental Deed, the Company entered into a guaranty and security agreement with Kreos (the “Kreos Security Agreement”) pursuant to which Albireo’s obligations under the Amended Kreos Loan Facility are secured by substantially all of the Company’s assets. If Albireo defaults under the Amended Kreos Loan Facility, including for an inability to repay amounts as they become due, and Albireo is unable to obtain a waiver for such a default, Kreos would have a right to accelerate Albireo’s obligation to repay the entire loan and foreclose on the assets secured under the Kreos Security Agreement in order to satisfy Albireo’s obligations under the Amended Kreos Loan Facility.

The foregoing description of the Kreos Supplemental Deed, the Amended Kreos Loan Facility and the Kreos Security Agreement is not complete and is subject to and qualified in its entirety by reference to the Kreos Supplemental Deed and Amended Kreos Loan Facility, which are attached hereto as Exhibit 10.1 and incorporated herein by reference, and the Kreos Security Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Transaction and in accordance with the Exchange Agreement, the Company issued newly issued shares of its common stock to Albireo shareholders, based on an exchange ratio of 0.06999 shares of the Company’s common stock for each Albireo ordinary share outstanding immediately prior to the Closing. The number of shares issued, the nature of the transaction, and the nature and amount of consideration received by the Company are described in Item 2.01 of this Current Report on Form 8-K, which is incorporated by reference into this Item 3.02. Such sales were exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), relating to sales by an issuer not involving any public offering.

In addition, on November 4, 2016, the Company issued a warrant to purchase 67,271 shares of the Company’s common stock with an exercise price of $11.78 per share (the “Kreos Warrant”) to Kreos Capital IV (Expert Fund) Limited (“Kreos Capital”), in replacement of the warrant instrument issued by Albireo to Kreos Capital pursuant to a warrant instrument dated December 18, 2014, as amended on October 1, 2015. The Kreos Warrant is subject to weighted-average anti-dilution protection and will be exercisable for a period of five years from the date of issuance of November 4, 2016. The issuance of the Kreos Warrant was exempt from registration under Section 4(a)(2) of the Securities Act, relating to sales by an issuer not involving any public offering.

The foregoing description of the Kreos Warrant is not complete and is subject to and qualified in its entirety by reference to the Kreos Warrant, which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

As disclosed below under Item 5.07, at the reconvened annual meeting of the Company’s stockholders held on November 3, 2016, the Company’s stockholders approved an amendment to the Company’s amended and restated certificate of incorporation, as amended (the “Restated Certificate”), to effect the Reverse Stock Split (the “Split Amendment”). Additionally, pursuant to the approval by the Company’s board of directors on November 3, 2016, the Company filed an additional amendment to the Company’s amended and restated certificate of incorporation to change the Company’s name from “Biodel Inc.” to “Albireo Pharma, Inc.” (the “Name Change Amendment”).

On November 3, 2016, immediately prior to the Closing, the Company filed the Split Amendment with the Secretary of State of the State of Delaware and, immediately after the Closing, the Company filed the Name Change Amendment with the Secretary of State of the State of Delaware. As a result of the Reverse Stock Split, the number of issued and outstanding shares of the Company’s common stock immediately prior to the Reverse Stock Split was reduced into a smaller number of shares, such that every 30 shares of the Company’s common stock held by a stockholder immediately prior to the Reverse Stock Split were combined and reclassified into one share of the Company’s common stock. Immediately following the Reverse Stock Split and the Transaction, there were approximately 6,294,725 shares of the Company’s common stock outstanding.

No fractional shares were issued in connection with the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split were rounded down to the nearest whole number, and each stockholder who would otherwise be entitled to a fraction of a share of common stock upon the Reverse Stock Split (after aggregating all fractions of a share to which such stockholder would otherwise be entitled) is, in lieu thereof, entitled to receive a cash payment at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the common stock on The NASDAQ Capital Market on November 2, 2016.

The foregoing description of the Split Amendment and Name Change Amendment is not complete and is subject to and qualified in its entirety by reference to the Split Amendment and Name Change Amendment, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and incorporated herein by reference.

Item 4.01 Change in Registrant’s Certifying Accountant.

As discussed below under Item 5.03, as a result of the Transaction, the Company’s board of directors decided to change the Company’s fiscal year end from September 30 to December 31. At the completion of the Transaction on November 3, 2016, the audit committee of the Company’s board of directors approved the dismissal of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm once it completes the audit of Biodel Inc. for the fiscal year ended September 30, 2016. At the completion of the Transaction, on November 3, 2016, the Company’s board of directors engaged Ernst & Young LLP (“E&Y”) as the independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2016.

The reports of BDO on the Company’s financial statements for each of the two fiscal years ended September 30, 2015 and September 30, 2014 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s financial statements for each of the two fiscal years ended September 30, 2015 and September 30, 2014 and the pending audit of the Company’s financial statements for the fiscal year ended September 30, 2016 and the subsequent interim period through November 2, 2016, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement in its reports.

The Company provided BDO with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that BDO furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission (the “SEC”) stating whether it agrees with the statements contained herein. BDO’s letter, dated November 3, 2016, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.01 Changes in Control of Registrant.

The information set forth in Item 2.01 regarding the Transaction and the information set forth in Item 5.02 regarding the Company’s board of directors and executive officers following the Transaction are incorporated by reference into this Item 5.01.

Item. 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

In accordance with the Exchange Agreement, on November 3, 2016, effective immediately prior to the Closing, each of Barry Ginsberg, M.D., Ph.D., Ira W. Lieberman, Ph.D., Daniel Lorber, M.D., and Arlene Morris resigned from the Company’s board of directors and committees of the board of directors on which they respectively served, which resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

The Exchange Agreement provides that at or immediately after the Closing, the size of the Company’s board of directors will be fixed at seven members consisting of two members designated by the Company, who are Julia R. Brown and Davey S. Scoon, and five members designated by Albireo. In accordance with the Exchange Agreement, at the Closing on November 3, 2016, the board of directors and its committees were reconstituted, with Michael Gutch, Ph.D. and Denise Scots-Knight, Ph.D. appointed as Class I directors of the Company whose terms expire at the Company’s 2017 annual meeting of stockholders, Julia R. Brown, Ronald H.W. Cooper and Heather Preston, M.D. appointed as Class II directors of the Company whose terms expire at the Company’s 2018 annual meeting of stockholders, and David Chiswell, Ph.D. and Davey S. Scoon appointed as Class III directors of the Company whose terms expire at the Company’s 2019 annual meeting of stockholders. In addition, Dr. Gutch and Dr. Preston were appointed to the Company’s Audit Committee (with Mr. Scoon continuing to serve as chair of the committee); Dr. Scots-Knight, Ms. Brown and Dr. Gutch were appointed to the Company’s Compensation Committee (with Dr. Scots-Knight appointed to serve as chair of the committee); and Dr. Chiswell and Dr. Preston were appointed to the Nominating and Governance Committee (with Dr. Chiswell appointed to serve as chair of the committee and Ms. Brown continuing to serve as a member of the committee).

For a discussion of “related person” transactions (as such term is defined in Item 404(a) of Regulation S-K) with respect to the Company’s directors, please refer to “Related Party Transactions of Combined Organization” on pages 281-285 of the definitive proxy statement for the 2016 annual meeting of the Company’s stockholders filed on September 19, 2016 (the “Proxy Statement”), which information is incorporated herein by reference.

Executive Officers

In accordance with the Exchange Agreement, effective immediately after the Closing, on November 3, 2016, the Company’s board of directors appointed: Ronald H.W. Cooper as President and Chief Executive Officer; Jan P. Mattsson, Ph.D. as Chief Operating Officer; Thomas A. Shea as Chief Financial Officer and Treasurer; Paresh N. Soni, M.D., Ph.D. as Chief Medical Officer; and Peter A. Zorn as Senior Vice President, Corporate Development, General Counsel and Secretary.

These executive officers received the following Company securities in connection with the Closing:

•	Mr. Cooper received 5,946 shares of the Company’s common stock in exchange of his Albireo shares and Replacement Options to purchase 194,225 shares of the Company’s common stock;

•	Dr. Mattsson received 59,214 shares of the Company’s common stock in exchange of his Albireo shares and a Replacement Option to purchase 39,330 shares of the Company’s common stock; and

•	Mr. Zorn received 934 shares of the Company’s common stock in exchange of his Albireo shares and a Replacement Option to purchase 52,441 shares of the Company’s common stock.

Ronald H.W. Cooper

Ronald H.W. Cooper, age 53, has served as Albireo’s President and Chief Executive Officer since July 2015, and has served as a member of the board of directors of Albireo since September 2015. Prior to joining Albireo, Mr. Cooper worked for over 25 years in successive leadership roles at Bristol-Myers Squibb Company, a global biopharmaceutical company. Most recently, at Bristol-Myers Squibb Company, Mr. Cooper served as President, Europe from May 2010 until November 2015; President, Northern and Central Europe from April 2009 until April 2010; and Senior Vice President and General Manager, EU Markets from January 2008 until March 2009. Previously, Mr. Cooper held multiple senior roles in the U.S. and other countries. Mr. Cooper has served on the board of directors of Genocea Biosciences, Inc., a publicly traded biopharmaceutical company, since June 2016. Mr. Cooper earned his Bachelor’s degree in Chemistry and Business Administration from St. Francis Xavier University in Canada. Mr. Cooper’s qualifications to serve on the Company’s board of directors include his extensive executive leadership and experience in the life sciences industry and his knowledge of the Company’s business as its President and Chief Executive Officer.

Albireo, Inc. entered into an employment agreement with Mr. Cooper in July 2015, pursuant to which Mr. Cooper has served as Albireo’s President and Chief Executive Officer, and Mr. Cooper was elected as a director of Albireo in September 2015. Mr. Cooper’s employment agreement provides for a base salary of $400,000 per year, subject to increase from time to time by Albireo’s board of directors, as well as a signing bonus in an amount that reflects the amount of salary that Mr. Cooper would have earned if he had been employed for the period between June 11, 2015 and July 27, 2015, the effective date of his employment. The employment agreement also provides that he is eligible to participate in any annual bonus plan provided by Albireo for its executives generally, as in effect from time to time. Mr. Cooper’s annual target bonus will be 50% of his base salary, with the actual amount of the bonus, if any, to be determined by Albireo’s board of directors in accordance with the applicable performance criteria as reasonably established by Albireo’s board of directors after consultation with Mr. Cooper. The employment agreement also provides that Mr. Cooper is entitled to participate in all of Albireo’s employee benefit plans from time to time in effect for Albireo’s employees generally, including any long-term disability and 401(k) retirement savings plan, and is entitled to reimbursement of business expenses, reimbursement of up to an aggregate of $15,000 in legal fees associated with reviewing and negotiating his employment agreement and related equity documents, reimbursement of up to an aggregate of $80,000 of Mr. Cooper’s relocation expenses, and paid vacation time.

If Albireo terminates Mr. Cooper’s employment other than for “cause,” or if he terminates his employment with Albireo for “good reason,” he will be entitled to severance payments for 12 months at his then-current base salary, payment for 12 months of the portion of the healthcare premiums that Albireo paid prior to his termination if he elects and remains eligible for Consolidated Omnibus Budget Reconciliation Act, or COBRA, (or mini-COBRA) health benefits, and a pro-rata portion of Mr. Cooper’s annual bonus for the fiscal year in which the date of termination occurs, as well as any base salary earned but not paid through the date of termination, pay for any vacation time earned but not used through the date of termination, any business expenses incurred but unreimbursed on the date of termination, and any annual bonus earned but not paid for the fiscal year preceding the fiscal year in which the termination occurred. Under the employment agreement, “cause” means: (i) Mr. Cooper’s willful failure to perform, or gross negligence in the performance of, his material duties and responsibilities to Albireo or any of Albireo’s affiliates that, if capable of cure, is not cured within 30 days of written notice; (ii) conduct by him that constitutes fraud, embezzlement or other material dishonesty with respect to Albireo or any of its affiliates; (iii) his commission of, or plea of nolo contendere to, a felony or other crime of moral turpitude; or (iv) his material breach of his employment agreement, any shareholder or option agreement between him and Albireo or any of Albireo’s affiliates or of any fiduciary duty that he has to Albireo or any of its affiliates that, if capable of cure, is not cured within 30 days of written notice. Under the employment agreement, “good reason” means the occurrence, without Mr. Cooper’s consent, of: (i) a material diminution in the nature or scope of his titles, duties, authority or responsibilities; (ii) a requirement that he relocate his principal work location to a location outside of the United

States and Canada; or (iii) a material reduction in his then current base salary. A termination by Mr. Cooper for good reason requires that he provide notice to Albireo within 30 days after the occurrence of the condition, that Albireo fail to remedy the condition within 30 days and that he terminate his employment within 30 days following the expiration of the period Albireo has to remedy the condition.

If Albireo terminates Mr. Cooper’s employment for cause, he will be entitled to receive any base salary earned but not paid through the date of termination, pay for any vacation time earned but not used through the date of termination, any business expenses incurred but unreimbursed on the date of termination and any annual bonus earned but not paid for the fiscal year preceding the fiscal year in which the termination occurred.

Mr. Cooper may terminate his employment at any time by giving 30 days prior written notice, in which case he will be entitled to receive any base salary earned but not paid through the date of termination, pay for any vacation time earned but not used through the date of termination, any business expenses incurred but unreimbursed on the date of termination and any annual bonus earned but not paid for the fiscal year preceding the fiscal year in which the termination occurred. If Albireo’s board of directors waives part or all of the 30-day notice period, Albireo will also pay Mr. Cooper his base salary for the period waived.

If Mr. Cooper’s employment is terminated due to his disability or death, he or his estate will be entitled to receive any base salary earned but not paid through the date of termination, pay for any vacation time earned but not used through the date of termination, any business expenses incurred but unreimbursed on the date of termination, any annual bonus earned but not paid for the fiscal year preceding the fiscal year in which the termination occurred, and a pro-rata portion of Mr. Cooper’s annual bonus for the fiscal year in which the date of termination occurs. If Albireo does not terminate his employment during any period when Mr. Cooper is disabled, Albireo may designate another employee to act in his place during such period, but Mr. Cooper will continue to receive his base salary and participate in Albireo’s employee benefit plans until he becomes eligible for disability income benefits under Albireo’s disability income plan, if any, or until his employment is terminated.

Mr. Cooper is subject to confidentiality and protection of intellectual property provisions as well as to non-competition and non-solicitation provisions during his employment with Albireo and the 12 months thereafter.

The foregoing description of the Mr. Cooper’s employment agreement is not complete and is subject to and qualified in its entirety by reference to his employment agreement, which is attached as Exhibit 10.3 hereto and incorporated herein by reference.

Jan P. Mattsson, Ph.D.

Jan P. Mattsson, Ph.D., age 52, has served as Chief Operating Officer of Albireo since February 2010. Dr. Mattsson is a co-founder of Albireo and served as the Vice President of Operations from February 2008 to February 2010. He has served as Chief Operating Officer of Albireo AB since February 2010, and Managing Director since March 2008. He has also served as Managing Director of Elobix AB since November 2013. He has served as a director of Albireo AB since May 2008 and Elobix AB since November 2013. He served as a director of Albireo from February 2008 to April 2015. Prior to co-founding Albireo, Dr. Mattsson served as Associate Director at AstraZeneca. Dr. Mattsson holds a Bachelor’s degree in Chemistry and a Ph.D. in Biochemistry from University of Gothenburg.

Albireo AB entered into an employment agreement with Dr. Mattsson in February 2008. Dr. Mattsson’s employment agreement provides for a base salary of SEK 85,500 per month, subject to Albireo’s annual review in accordance with the applicable collective bargaining agreement and company policy applicable from time to time. The most recent adjustment, in October 2015, increased Dr. Mattsson’s base salary to $230,000 per year effective January 1, 2015, which represented a 16.6% increase from his prior base salary of $197,300 per year. Dr. Mattsson’s employment agreement also provides that he is eligible for a discretionary annual bonus based on the achievement of annual performance targets identified for him, subject to Albireo’s right to amend or cancel the bonus plan at Albireo’s discretion and, once the bonus performance criteria are determined for a particular year, Dr. Mattsson’s approval. The employment agreement provides for a maximum bonus of 27% of his annual base salary for the year 2008 if all annual performance targets were met. Dr. Mattsson’s current maximum bonus is 35% of his annual base salary for the year 2016. Dr. Mattsson’s bonus eligibility for 2015 was based primarily on the achievement of Albireo performance targets as well as individual performance targets. The employment agreement also provides that Dr. Mattsson is entitled to participate in Albireo’s insurance and pension benefit plans and is entitled to occupational group life insurance, industrial (occupational) injury insurance, business expense reimbursement and paid vacation and sick time.

In addition, the employment agreement provides that Dr. Mattsson was entitled to receive at least a specified equity grant under an equity program sponsored by Albireo, subject to the terms of the program, which he was granted in 2008.

Dr. Mattsson’s employment agreement is valid for an indefinite term and is subject to the terms and conditions set out in a separate collective bargaining agreement applicable from time to time. Dr. Mattsson may terminate the employment agreement subject to three months’ notice and Albireo may terminate the employment agreement subject to six months’ notice, or such additional notice period as may be required by the applicable collective bargaining agreement. Dr. Mattsson is also subject to confidentiality and protection of intellectual property provisions.

The foregoing description of Dr. Mattsson’s employment agreement is not complete and is subject to and qualified in its entirety by reference to his employment agreement, which is attached as Exhibit 10.4 hereto and incorporated herein by reference.

Thomas A. Shea

Thomas A. Shea, age 56, has served as Albireo’s Chief Financial Officer since July 2016. Prior to joining Albireo, Mr. Shea served as Senior Vice President, Chief Financial Officer and Treasurer of EPIRUS Biopharmaceuticals, Inc. from June 2013 to June 2016. He was formerly the Chief Financial Officer of Euthymics Bioscience, Inc., Neurovance, Inc. and EBI Life Sciences, Inc., three affiliated companies developing neurological and pain drug candidates, from 2011 to June 2013. Previously, Mr. Shea was the Chief Financial Officer of Tolerx, Inc., an autoimmune company, for six years, from 2005 to 2011, and Cubist Pharmaceuticals, Inc. (acquired by Merck & Co., Inc.) for 10 years. At Cubist, Mr. Shea was a part of the leadership team that transitioned the company from a private to a public company. In July 2016, EPIRUS filed a voluntary Chapter 7 petition in the United States Bankruptcy Court for the District of Massachusetts. Mr. Shea currently serves on the board of directors of Compliance Management Group, a private company.

Albireo, Inc. entered into an employment agreement with Mr. Shea effective as of August 2016, pursuant to which Mr. Shea has served as Albireo’s Chief Financial Officer. The employment agreement provides for a base salary of $320,000 per year, subject to increase from time to time by Albireo’s board of directors. Mr. Shea’s employment agreement also provides that he is eligible to participate in any annual bonus plan provided by Albireo for its executives generally, as in effect from time to time. The employment agreement provides that Mr. Shea’s annual target bonus will be 35% of his base salary (subject to increase from time to time by Albireo’s board of directors), with the actual amount of the bonus, if any, to be determined by Albireo’s board of directors. The employment agreement also provides that Mr. Shea is entitled to participate in all of Albireo’s employee benefit plans from time to time in effect for Albireo’s employees generally, including any long-term disability and 401(k) retirement savings plan and is entitled to reimbursement of business expenses and paid vacation time.

In addition, the employment agreement provides that Mr. Shea will receive a stock option grant exercisable for approximately 1.0% of the outstanding shares of the Company at an exercise price equal to the fair market value of the common stock on the grant date as determined by the Company’s board of directors or compensation committee. On November 3, 2016, following the Closing, the Company granted Mr. Shea an option to purchase 62,947 shares of the Company’s common stock having an exercise price of $19.47 per share, which vests as to 25% of the shares on July 8, 2017, with the remainder vesting in equal installments on the last day of the 12 consecutive calendar quarters beginning with September 30, 2017. The employment agreement also provides that upon a defined change of control, all of his then outstanding unvested options and any other rights to purchase Albireo shares will become fully vested and exercisable and any vesting-like restrictions will lapse in full, unless earlier vesting is provided for in the applicable program under which such option or other right to purchase Albireo shares was granted or under applicable law. The Transaction is not a change of control under the employment agreement.

If Albireo terminates Mr. Shea’s employment other than for cause or if he terminates his employment with Albireo for good reason, he will be entitled to severance payments for 12 months at his then-current base salary, payment for 12 months of the portion of the healthcare premiums that Albireo paid prior to his termination if he elects and remains eligible for COBRA (or mini-COBRA) health benefits and, if such termination occurs concurrent with or within 12 months following a change or control or in connection but within three months prior to a change of control, payment of his then-current target bonus, payable over 12 months. He will also be entitled to any base salary earned but not paid through the date of termination, pay for any vacation time earned but not used through the date of termination, any business expenses incurred but unreimbursed on the date of termination, and any annual bonus earned but not paid for the fiscal year preceding the fiscal year in which the termination occurred. Under the employment agreement, “cause” means (i) Mr. Shea’s willful failure to perform, or gross negligence in the performance of, his material duties and responsibilities to Albireo or any of its affiliates that, if capable of cure, is not cured within 30 days of written notice, (ii) conduct by him that constitutes fraud, embezzlement or other material dishonesty with respect to Albireo or any of its affiliates, (iii) his commission of, or plea of nolo contendere to, a felony or other crime of moral turpitude, or (iv) his material breach of his employment agreement, any shareholder or option agreement between him and Albireo or any of Albireo’s affiliates or of any fiduciary duty that he has to Albireo or any of its affiliates that, if capable of cure, is not cured within 30 days of written notice. Under the employment agreement, “good reason” means the occurrence, without Mr. Shea’s consent, of (i) a material diminution in the nature or scope of his titles, duties, authority or responsibilities; (ii) a requirement that he relocate his principal work location to a location more than 30 miles outside of Boston, Massachusetts; or (iii) a material reduction in his then current base salary. A termination by Mr. Shea for good reason requires that he provide notice to Albireo within 30 days after the occurrence of the condition, that Albireo fails to remedy the condition within 30 days and that he terminate his employment within 30 days following the expiration of the period Albireo has to remedy the condition.

If Albireo terminates Mr. Shea’s employment for cause, he will be entitled to receive any base salary earned but not paid through the date of termination, pay for any vacation time earned but not used through the date of termination, any business expenses incurred but unreimbursed on the date of termination and any annual bonus earned but not paid for the fiscal year preceding the fiscal year in which the termination occurred.

If Mr. Shea’s employment is terminated due to his disability or death, he or his estate will be entitled to receive any base salary earned but not paid through the date of termination, pay for any vacation time earned but not used through the date of termination, any business expenses incurred but unreimbursed on the date of termination, and any annual bonus earned but not paid for the fiscal year preceding the fiscal year in which the termination occurred. If Albireo does not terminate his employment during any period when Mr. Shea is disabled, Albireo may designate another employee to act in his place during such period, but Mr. Shea will continue to receive his base salary and participate in Albireo’s employee benefit plans until he becomes eligible for disability income benefits under Albireo’s disability income plan, if any, or until his employment is terminated.

Mr. Shea is subject to confidentiality and protection of intellectual property provisions as well as to non-competition and non-solicitation provisions during his employment with Albireo and the 12 months thereafter.

The foregoing description of the Mr. Shea’s employment agreement is not complete and is subject to and qualified in its entirety by reference to his employment agreement, which is attached as Exhibit 10.5 hereto and incorporated herein by reference.

Paresh N. Soni, M.D., Ph.D.

Paresh N. Soni, M.D., Ph.D., age 56, has served as Albireo’s Chief Medical Officer since September 2016. Prior to joining Albireo, Dr. Soni served as Vice President, Global Medical Sciences at Alexion Pharmaceuticals, Inc., a global rare disease biopharma company, from August 2015 to July 2016, and previously served as Vice President, Alexion Research from June 2014 to July 2015. From August 2013 to June 2014, Dr. Soni provided consulting services in the pharmaceuticals industry. Prior to that, Dr. Soni served as Senior Vice President, Head of Development at Amarin Corporation PLC from September 2008 to August 2013, where he played a key role in the development and regulatory approval of Vascepa® for elevated triglycerides. Dr. Soni began his pharmaceutical career at Pfizer Inc., holding various positions of increasing responsibility. Dr. Soni is an internist and gastroenterologist, and he completed his medical training at the University of Natal in South Africa and a research fellowship at the Division of Hepatology, Royal Free Hospital School of Medicine, London.

Albireo, Inc. entered into an employment agreement with Dr. Soni effective as of September 2016, pursuant to which Dr. Soni serves as Albireo’s Chief Medical Officer. The employment agreement provides for a base salary of $375,000 per year, subject to increase from time to time by Albireo’s board of directors. Dr. Soni’s employment agreement also provides that he is eligible to participate in any annual bonus plan provided by Albireo for its executives generally, as in effect from time to time. The employment agreement provides that Dr. Soni’s annual target bonus will be 35% of his base salary (subject to increase from time to time by Albireo’s board of directors), with the actual amount of the bonus, if any, to be determined by Albireo’s board of directors. The employment agreement also provides for payment by the Company of up to $50,000 of relocation expenses and up to $5,000 per month (or up to $20,000 in the aggregate) of temporary housing expenses for Dr. Soni’s relocation to the Company’s office in Massachusetts, which Dr. Soni is required to repay to the Company if he voluntary terminates his employment, or the Company terminates his employment for cause, within 18 months after September 2016. The employment agreement also provides that Dr. Soni is entitled to participate in all of Albireo’s employee benefit plans from time to time in effect for Albireo’s employees generally, including any long-term disability and 401(k) retirement savings plan and is entitled to reimbursement of business expenses and paid vacation time.

In addition, the employment agreement provides that Dr. Soni will receive a stock option grant exercisable for approximately 1.3% of the outstanding shares of the Company at an exercise price equal to the fair market value of the common stock on the grant date as determined by the Company’s board of directors or compensation committee. On November 3, 2016, following the Closing, the Company granted Dr. Soni an option to purchase 81,831 shares of the Company’s common stock having an exercise price of $19.47 per share, which vests as to 25% of the shares on September 6, 2017, with the remainder vesting in equal installments on the last day of the 12 consecutive calendar quarters beginning with December 31, 2017. The employment agreement also provides that upon a change of control as defined, all of his then outstanding unvested options and any other rights to purchase Albireo shares will become fully vested and exercisable and any vesting-like restrictions will lapse in full, unless earlier vesting is provided for in the applicable program under which such option or other right to purchase Albireo shares was granted or under applicable law. The Transaction is not a change of control under the employment agreement.

If Albireo terminates Dr. Soni’s employment other than for cause or if he terminates his employment with Albireo for good reason, he will be entitled to severance payments for 12 months at his then-current base salary, payment for 12 months of the portion of the healthcare premiums that Albireo paid prior to his termination if he elects and remains eligible for COBRA (or mini-COBRA) health benefits and, if such termination occurs concurrent with or within 12 months following a change or control or in connection but within three months prior to a change of control, payment of his then-current target bonus, payable over 12 months. He will also be entitled to any base salary earned but not paid through the date of termination, pay for any vacation time earned but not used through the date of termination, any business expenses incurred but unreimbursed on the date of termination, and any annual bonus earned but not paid for the fiscal year preceding the fiscal year in which the termination occurred. Under the employment agreement, “cause” means (i) Dr. Soni’s willful failure to perform, or gross negligence in the performance of, his material duties and responsibilities to Albireo or any of its affiliates that, if capable of cure, is not cured within 30 days of written notice, (ii) conduct by him that constitutes fraud, embezzlement or other material dishonesty with respect to Albireo or any of its affiliates, (iii) his commission of, or plea of nolo contendere to, a felony or other crime of moral turpitude, or (iv) his material breach of his employment agreement, any shareholder or option agreement between him and Albireo or any of Albireo’s affiliates or of any fiduciary duty that he has to Albireo or any of its affiliates that, if capable of cure, is not cured within 30 days of written notice. Under the employment agreement, “good reason” means the occurrence, without Dr. Soni’s consent, of (i) a material diminution in the nature or scope of his titles, duties, authority or responsibilities; (ii) a requirement that he relocate his principal work location to a location more than 30 miles outside of Boston, Massachusetts; or (iii) a material reduction in his then current base salary. A termination by Dr. Soni for good reason requires that he provide notice to Albireo within 30 days after the occurrence of the condition, that Albireo fails to remedy the condition within 30 days and that he terminate his employment within 30 days following the expiration of the period Albireo has to remedy the condition.

If Albireo terminates Dr. Soni’s employment for cause, he will be entitled to receive any base salary earned but not paid through the date of termination, pay for any vacation time earned but not used through the date of termination, any business expenses incurred but unreimbursed on the date of termination and any annual bonus earned but not paid for the fiscal year preceding the fiscal year in which the termination occurred.

If Dr. Soni’s employment is terminated due to his disability or death, he or his estate will be entitled to receive any base salary earned but not paid through the date of termination, pay for any vacation time earned but not used through the date of termination, any business expenses incurred but unreimbursed on the date of termination, and any annual bonus earned but not paid for the fiscal year preceding the fiscal year in which the termination occurred. If Albireo does not terminate his employment during any period when Dr. Soni is disabled, Albireo may designate another employee to act in his place during such period, but Dr. Soni will continue to receive his base salary and participate in Albireo’s employee benefit plans until he becomes eligible for disability income benefits under Albireo’s disability income plan, if any, or until his employment is terminated.

Dr. Soni is subject to confidentiality and protection of intellectual property provisions as well as to non-competition and non-solicitation provisions during his employment with Albireo and the 12 months thereafter.

The foregoing description of Dr. Soni’s employment agreement is not complete and is subject to and qualified in its entirety by reference to his employment agreement, which is attached as Exhibit 10.6 hereto and incorporated herein by reference.

Peter A. Zorn

Peter A. Zorn, age 46, has served as Senior Vice President, Corporate Development and General Counsel of Albireo since July 2015. Prior to joining Albireo, Mr. Zorn served as Vice President, Corporate Communications and General Counsel of Santaris Pharma, a Denmark-headquartered biopharmaceutical company, from May 2014 to October 2014, departing following the acquisition of Santaris by Roche. From May 2003 to October 2013, Mr. Zorn served in multiple positions at Targacept, Inc., a publicly traded biopharmaceutical company that, following a merger, is now known as Catalyst Biosciences, Inc., including Senior Vice President, Legal Affairs, General Counsel and Secretary. Mr. Zorn earned his law degree from the University of North Carolina at Chapel Hill and his undergraduate degree from Harvard.

Albireo, Inc. entered into an employment agreement with Mr. Zorn in February 2016, effective as of July 2015, pursuant to which Mr. Zorn has served as Albireo’s Senior Vice President, Corporate Development and General Counsel. The employment agreement provides for a base salary of $270,000 per year, subject to increase from time to time by Albireo’s board of directors. Mr. Zorn’s employment agreement also provides that he is eligible to participate in any annual bonus plan provided by Albireo for its executives generally, as in effect from time to time. The employment agreement provides that Mr. Zorn’s annual target bonus will be 30% of his base salary (subject to increase from time to time by Albireo’s board of directors), with the actual amount of the bonus, if any, to be determined by Albireo’s board of directors. In April 2016, Albireo’s board of directors confirmed an increase to Mr. Zorn’s target bonus percentage to 35%. The employment agreement also provides that Mr. Zorn is entitled to participate in all of Albireo’s employee benefit plans from time to time in effect for Albireo’s employees generally, including any long-term disability and 401(k) retirement savings plan and is entitled to reimbursement of business expenses and paid vacation time.

In addition, the employment agreement provides that Mr. Zorn will receive at least a specified stock option grant under an equity program sponsored by Albireo, subject to the terms of the program. Subsequently in April 2016, Albireo’s board of directors granted to Mr. Zorn an option to purchase 749,267 ordinary A shares of Albireo that vest with respect to 25% of the shares on July 1, 2016 and with respect to the remaining shares in equal amounts monthly thereafter until July 1, 2019, and which was replaced by a Replacement Option to purchase 52,441 shares of the Company’s common stock in conjunction with the Transaction. The employment agreement also provides that upon a change of control as defined, all of his then outstanding unvested options and any other rights to purchase Albireo shares will become fully vested and exercisable and any vesting-like restrictions will lapse in full, unless earlier vesting is provided for in the applicable program under which such option or other right to purchase Albireo shares was granted or under applicable law. The Transaction is not a change of control under the employment agreement.

If Albireo terminates Mr. Zorn’s employment other than for cause or if he terminates his employment with Albireo for good reason, he will be entitled to severance payments for 12 months at his then-current base salary, payment for 12 months of the portion of the healthcare premiums that Albireo paid prior to his termination if he elects and remains eligible for COBRA (or mini-COBRA) health benefits and, if such termination occurs concurrent with or within 12 months following a change or control or in connection but within three months prior to a change of control, payment of his then-current target bonus, payable over 12 months. He will also be entitled to any base salary earned but not paid through the date of termination, pay for any vacation time earned but not used through the date of termination, any business expenses incurred but unreimbursed on the date of termination, and any annual bonus earned but not paid for the fiscal year preceding the fiscal year in which the termination occurred. Under the employment agreement, “cause” means (i) Mr. Zorn’s willful failure to perform, or gross negligence in the performance of, his material duties and responsibilities to Albireo or any of its affiliates that, if capable of cure, is not cured within 30 days of written notice, (ii) conduct by him that constitutes fraud, embezzlement or other material dishonesty with respect to Albireo or any of its affiliates, (iii) his commission of, or plea of nolo contendere to, a felony or other crime of moral turpitude, or (iv) his material breach of his employment agreement, any shareholder or option agreement between him and Albireo or any of Albireo’s affiliates or of any fiduciary duty that he has to Albireo or any of its affiliates that, if capable of cure, is not cured within 30 days of written notice. Under the employment agreement, “good reason” means the occurrence, without Mr. Zorn’s consent, of (i) a material diminution in the nature or scope of his titles, duties, authority or responsibilities; (ii) a requirement that he relocate his principal work location to a location more than 30 miles outside of Boston, Massachusetts; or (iii) a material reduction in his then current base salary. A termination by Mr. Zorn for good reason requires that he provide notice to Albireo within 30 days after the occurrence of the condition, that Albireo fails to remedy the condition within 30 days and that he terminate his employment within 30 days following the expiration of the period Albireo has to remedy the condition.

If Albireo terminates Mr. Zorn’s employment for cause, he will be entitled to receive any base salary earned but not paid through the date of termination, pay for any vacation time earned but not used through the date of termination, any business expenses incurred but unreimbursed on the date of termination and any annual bonus earned but not paid for the fiscal year preceding the fiscal year in which the termination occurred.

If Mr. Zorn’s employment is terminated due to his disability or death, he or his estate will be entitled to receive any base salary earned but not paid through the date of termination, pay for any vacation time earned but not used through the date of termination, any business expenses incurred but unreimbursed on the date of termination, and any annual bonus earned but not paid for the fiscal year preceding the fiscal year in which the termination occurred. If Albireo does not terminate his employment during any period when Mr. Zorn is disabled, Albireo may designate another employee to act in his place during such period, but Mr. Zorn will continue to receive his base salary and participate in Albireo’s employee benefit plans until he becomes eligible for disability income benefits under Albireo’s disability income plan, if any, or until his employment is terminated.

Mr. Zorn is subject to confidentiality and protection of intellectual property provisions as well as to non-competition and non-solicitation provisions during his employment with Albireo and the 12 months thereafter.

The foregoing description of the Mr. Zorn’s employment agreement is not complete and is subject to and qualified in its entirety by reference to his employment agreement, which is attached as Exhibit 10.7 hereto and incorporated herein by reference.

Indemnification Agreements

On November 3, 2016, the Company entered into indemnification agreements with each of its directors and executive officers, David Chiswell, Ph.D., Ronald H.W. Cooper, Julia R. Brown, Michael Gutch, Ph.D., Heather Preston, M.D., Davey S. Scoon, Denise Scots-Knight, Ph.D., Jan P. Mattsson, Ph.D., Thomas A. Shea, Paresh N. Soni, M.D., Ph.D, and Peter A. Zorn. Pursuant to the indemnification agreements, the Company has agreed to indemnify and hold harmless these directors and officers to the fullest extent permitted by the Delaware General Corporation Law. The agreements generally cover expenses that a director or officer incurs or amounts that a director or officer becomes obligated to pay in connection with any proceeding in any way connected with, resulting from or relating to his or her service as a current or former director, officer, employee or agent of the Company or any direct or indirect subsidiary of the Company. The agreements also provide for the advancement of expenses to the directors and officers subject to specified conditions. There are certain exceptions to the Company’s obligation to indemnify the directors and officers, including with respect to “short-swing” profit claims under Section 16(b) of the Securities Exchange Act of 1934, as amended; with respect to conduct by him or her that is established to be knowingly fraudulent or deliberately dishonest or constituted willful misconduct; and, with certain exceptions, with respect to proceedings that he or she initiates.

The foregoing description of the indemnification agreements is not complete and is subject to and qualified in its entirety by reference to the form of indemnification agreement, which is attached as Exhibit 10.8 hereto and incorporated herein by reference.

2016 Equity Incentive Plan

At the annual meeting of the stockholders of the Company held on November 3, 2016, the stockholders of the Company approved the 2016 Equity Incentive Plan (the “2016 Plan”). The 2016 Plan had previously been approved by the Company’s board of directors, subject to stockholder approval. For additional information regarding the 2016 Plan, please refer to “Biodel Proposal No. 3: Approval of the 2016 Equity Plan” on pages 166-173 of the Proxy Statement, which information is incorporated herein by reference. Such description of the 2016 Plan is not complete and is subject to and qualified in its entirety by reference to the 2016 Plan, which is attached as Exhibit 10.9 hereto and incorporated herein by reference.

Termination of Named Executive Officers

Immediately prior to the Closing, each of Gary G. Gemignani and Paul S. Bavier were terminated without cause by the Company and are entitled to certain severance payments and benefits and certain of their outstanding options will automatically vest in full as described in Mr. Gemignani’s employment agreement and Mr. Bavier’s change in control and severance agreements, respectively. For additional information regarding these payments, please refer to “The Transaction — Interests of the Biodel Directors and Executive Officers in the Transaction” on pages 128-131 of the Proxy Statement.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference.

As a result of the Transaction, on November 3, 2016, the Company’s board of directors has decided to change the Company’s fiscal year end from September 30 to December 31. Because the Company’s 2016 fiscal year ended before the date on which the Company determined to change its fiscal year end, the Company will file its Annual Report on Form 10-K for the fiscal year ended September 30, 2016 with the SEC on or before December 29, 2016. As the transition period covers a period of less than six months, in accordance with the SEC’s transition report rules as set forth in Rule 13a-10 of the Securities Exchange Act of 1934, as amended, the Company expects to file a transition report on Form 10-K within 90 days of December 31, 2016, which will contain the necessary financial information for the transition period.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company convened and adjourned its annual meeting of stockholders on October 24, 2016 (the “Annual Meeting”), without any business being conducted, due to lack of the requisite quorum. The Annual Meeting was adjourned to 8:30 a.m. local time on October 27, 2016 to allow additional time for stockholders to vote on the proposals set forth in the Proxy Statement.

At the reconvened meeting on October 27, 2016, 32,204,963 shares of common stock prior to the Reverse Stock Split, or approximately 50.2% of the outstanding common stock entitled to vote, were represented by proxy or in person. At this reconvened meeting, stockholders approved the proposal (Proposal No. 5) to approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of any of Proposal Nos. 1 through 4 set forth in the Proxy Statement. The Company further adjourned the Annual Meeting to 8:30 a.m. local time on November 3, 2016 to allow further additional time for stockholders to vote on Proposal Nos. 1 through 4 set forth in the Proxy Statement.

At the reconvened Annual Meeting held on November 3, 2016, 36,902,447 shares of common stock prior to the Reverse Stock Split, or approximately 57.5% of the outstanding common stock entitled to vote were represented by proxy or in person. At the reconvened Annual Meeting on November 3, 2016, the stockholders of the Company voted as set forth below on Proposal No. 1 through 4, each of which is described in detail in the Proxy Statement. As discussed above, the stockholders of the Company voted as set forth below on Proposal No. 5 at the prior reconvened Annual Meeting held on October 27, 2016.

The final voting results for each matter submitted to a vote of the Company’s stockholders, which share amounts do not reflect the Reverse Stock Split, are as follows:

Proposal No. 1. Approval of the Issuance of Common Stock in the Transaction.

Proposal to approve the issuance of shares of the Company’s common stock pursuant to the Exchange Agreement:

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,388,913	919,301	114,171	11,480,062

Proposal No. 2. Approval of the Amendment to the Amended and Restated Certificate of Incorporation of the Company to Effect the Reverse Stock Split.

Proposal to approve an amendment to the amended and restated certificate of incorporation of the Company to effect a reverse stock split of the Company’s common stock in the ratio of one new share for every 30 shares outstanding.

Votes For	Votes Against	Abstentions
33,834,145	2,879,391	188,911

Proposal No. 3. Approval of 2016 Equity Incentive Plan.

Proposal to approve the 2016 Equity Incentive Plan for use by the Company from and after the Closing.

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,066,867	1,202,074	153,444	11,480,062

Proposal No. 4. Election of the Company’s Directors.

Proposal to elect two Class III directors.

	Votes For	Votes Withheld	Broker Non-Votes
Ira W. Lieberman, Ph.D.	24,291,123	1,131,262	11,480,062
Davey S. Scoon	24,401,807	1,020,578	11,480,062

While the stockholders of the Company voted for the election of Dr. Lieberman and Mr. Scoon, upon the Closing, the Company’s board of directors was reconstituted as provided in the Exchange Agreement and Dr. Lieberman resigned. Please refer to Item 5.02 of this Current Report on Form 8-K.

Proposal No. 5. Approval of Possible Adjournment of the Annual Meeting.

Proposal to approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of any of Proposal Nos. 1 through 4.

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,940,526	2,718,619	545,819	11,480,062

On November 3, 2016, the Company announced the completion of the Transaction. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

As a result of the completion of the Transaction with Albireo as described in Item 2.01, the Company incorporates by reference herein from the Proxy Statement filed with the SEC on September 19, 2016 Albireo’s audited financial statements as of and for the years ended December 31, 2015 and 2014 and its unaudited financial statements as of June 30, 2016 and for the three and six months ended June 30, 2016 and 2015, which are attached as Exhibit 99.2 to this Current Report on Form 8-K.

(b) Pro Forma Financial Information

Unaudited pro forma condensed combined financial statements for the year ended December 31, 2015 and as of and for the six months ended June 30, 2016 are incorporated by reference herein from the Proxy Statement filed with the SEC on September 19, 2016 and are attached as Exhibit 99.3 to this Current Report on Form 8-K.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Amended and Restated Share Exchange Agreement, dated as of July 13, 2016, by and among Biodel Inc., Albireo Limited and the Sellers listed on Schedule I thereto. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 13, 2016).

3.1	Certificate of Amendment (Reverse Stock Split) to the Restated Certificate of Incorporation of the Company, dated November 3, 2016.

3.2	Certificate of Amendment (Name Change) to the Restated Certificate of Incorporation of the Company, dated November 3, 2016.

4.1	Warrant to Purchase Common Stock of Albireo Pharma, Inc., dated November 4, 2016, issued to Kreos Capital IV (Expert Fund) Limited.

10.1	Supplemental Deed, dated as of May 24, 2016, by and among Kreos Capital IV (UK) Limited, Albireo Limited, Albireo AB and Elobix AB, including as Schedule 1 thereto the Amended and Restated Agreement for the Provision of a Loan Facility of up to €6,000,000, dated as of December 18, 2014, by and among Kreos Capital IV (UK) Limited, Albireo Limited, Albireo AB and Elobix AB.

10.2	Guaranty and Security Agreement, dated as of November 4, 2016, by and between Albireo Pharma, Inc. and Kreos Capital IV (UK) Limited.

10.3*	Employment Agreement, dated as of July 27, 2015, by and between Albireo, Inc. and Ronald H.W. Cooper.

10.4*	Employment Agreement, dated as of February 14, 2008, by and between Albireo AB and Jan P. Mattsson, Ph.D.

10.5*	Employment Agreement, dated as of August 4, 2016, by and between Albireo, Inc. and Thomas A. Shea.

10.6*	Employment Agreement, dated as of September 6, 2016, by and between Albireo, Inc. and Paresh N. Soni, M.D., Ph.D.

10.7*	Employment Agreement, dated as of February 17, 2016, by and between Albireo, Inc. and Peter A. Zorn.

10.8*	Form of Indemnification Agreement, by and between the Company and each of its directors and executive officers.

10.9*	Albireo Pharma, Inc. 2016 Equity Incentive Plan.

16.1	Letter from BDO USA, LLP dated November 3, 2016.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm, regarding the audited financial statements of the Albireo Limited.

99.1	Press Release dated November 3, 2016.

99.2	Audited financial statements of Albireo Limited as of and for the years ended December 31, 2015 and 2014 and unaudited financial statements of Albireo Limited as of June 30, 2016 and for the three and six months ended June 30, 2016 and 2015.

99.3	Unaudited Pro Forma Condensed Combined Financial Statements for the year ended December 31, 2015 and as of and for the six months ended June 30, 2016.

*	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBIREO PHARMA, INC.

Date: November 4, 2016	/s/ Ronald H.W. Cooper
Ronald H.W. Cooper
President, Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Amended and Restated Share Exchange Agreement, dated as of July 13, 2016, by and among Biodel Inc., Albireo Limited and the Sellers listed on Schedule I thereto. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 13, 2016).

3.1	Certificate of Amendment (Reverse Stock Split) to the Restated Certificate of Incorporation of the Company, dated November 3, 2016.

3.2	Certificate of Amendment (Name Change) to the Restated Certificate of Incorporation of the Company, dated November 3, 2016.

4.1	Warrant to Purchase Common Stock of Albireo Pharma, Inc., dated November 4, 2016, issued to Kreos Capital IV (Expert Fund) Limited.

10.1	Supplemental Deed, dated as of May 24, 2016, by and among Kreos Capital IV (UK) Limited, Albireo Limited, Albireo AB and Elobix AB, including as Schedule 1 thereto the Amended and Restated Agreement for the Provision of a Loan Facility of up to €6,000,000, dated as of December 18, 2014, by and among Kreos Capital IV (UK) Limited, Albireo Limited, Albireo AB and Elobix AB.

10.2	Guaranty and Security Agreement, dated as of November 4, 2016, by and between Albireo Pharma, Inc. and Kreos Capital IV (UK) Limited.

10.3*	Employment Agreement, dated as of July 27, 2015, by and between Albireo, Inc. and Ronald H.W. Cooper.

10.4*	Employment Agreement, dated as of February 14, 2008, by and between Albireo AB and Jan P. Mattsson, Ph.D.

10.5*	Employment Agreement, dated as of August 4, 2016, by and between Albireo, Inc. and Thomas A. Shea.

10.6*	Employment Agreement, dated as of September 6, 2016, by and between Albireo, Inc. and Paresh N. Soni, M.D., Ph.D.

10.7*	Employment Agreement, dated as of February 17, 2016, by and between Albireo, Inc. and Peter A. Zorn.

10.8*	Form of Indemnification Agreement, by and between the Company and each of its directors and executive officers.

10.9*	Albireo Pharma, Inc. 2016 Equity Incentive Plan.

16.1	Letter from BDO USA, LLP dated November 3, 2016.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm, regarding the audited financial statements of the Albireo Limited.

99.1	Press Release dated November 3, 2016.

99.2	Audited financial statements of Albireo Limited as of and for the years ended December 31, 2015 and 2014 and unaudited financial statements of Albireo Limited as of June 30, 2016 and for the three and six months ended June 30, 2016 and 2015.

99.3	Unaudited Pro Forma Condensed Combined Financial Statements for the year ended December 31, 2015 and as of and for the six months ended June 30, 2016.

*	Management contract or compensatory plan or arrangement.